                                LEASE AGREEMENT

          THIS LEASE AGREEMENT is entered into this 26th day of February, 1998, between Flatiron Park Company, hereinafter called "Lessor," and SpectraLink, Corporation, hereinafter called "Lessee."

          1. Introduction. The Lessor has the legal right to lease the real property and improvements (hereinafter called "Premises") described in Exhibit "A," which exhibit is attached hereto and incorporated by reference. The Premises comprise a portion of 5744 Central Avenue, Boulder, Colorado. The parties now desire to enter into an agreement providing for the Lessee's lease of the Premises, and this document sets forth in writing the terms of their agreement.

          2. Premises, Term of Lease, Rental. The Lessor hereby leases the Premises to the Lessee, and the Lessee hereby leases the Premises from the Lessor, for a term commencing at 12:01 A.M. on the 1st day of April, 1998 and ending at 11:59 P.M. on the 31st day of March, 2001, unless sooner terminated as herein set forth. The Lessee agrees to pay Lessor as rent for the Premises according to the terms of the RENT SCHEDULE in paragraph 31 of this lease. Said rent is payable, in advance, by 12:00 noon on the first day of each and every month of the term hereof at the office of the Lessor.

          In the event that the tenancy commences on a date other than the first day of a month, the rent for the first and last months of the tenancy shall be prorated and paid on the date of commencement and the first day of the last month, respectively.

          3. Condition of Premises. The Lessor, shall deliver the Premises to Lessee clean and free of debris on the Lease commencement date (unless the Lessee is already in possession) and the Lessor warrants to the Lessee that the plumbing, lighting, air-conditioning, and heating in the Premises shall be in good operating condition on the Lease commencement

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date. In the event that it is determined that this warranty has been violated, then it shall be the obligation of the Lessor, after receipt of written notice from the Lessee setting forth with the specificity nature of the violation, to promptly rectify such violation. The Lessee's failure to give such written notice within thirty (30) days after the Lease commencement date shall cause the conclusive presumption that the Lessor has complied with all of the Lessor's obligations hereunder. The warranty contained in this paragraph shall be of no force or effect if, prior to this date, the Lessee was an occupant of the Premises. Except as otherwise set forth in this paragraph, the Lessee accepts the Premises in the condition existing as of the Lease commencement date or the date that the Lessee takes possession of the Premises, whichever is earlier, and the Lessee hereby waives any and all warranties of condition or habitability, suitability for occupancy, use, or habitation, merchantability or fitness for a particular purpose, whether express or implied, relating to the Premises.

          4. Use of Premises. The Lessee covenants and agrees that it will not without Lessor's previous written consent, use, suffer or permit the Premises, or any part thereof, to be used for any purpose other than that of conducting thereon an electronic research and development and manufacturing business. Lessee acknowledges that its use of the Premises is subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and further subject to any covenants or restrictions of record (a copy of such covenants and restrictions are attached as Exhibit "B" and incorporated by reference). Lessee shall have no right to grant utility easements or rights of way on the Premises or to permit the construction or location on the Premises of utility equipment or infrastructure without Lessor's prior written consent. Lessee further agrees that no materials (including toxic chemicals) other than trash and rubbish in sanitary containers approved by Lessor will be placed outside the building. No vehicles of any kind will be parked on the Premises except in the designated parking areas. No vehicles will be parked at

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the loading docks other than while being actively loaded or unloaded. No vehicles, trailers, or other equipment of Lessee or its agents, employees, or invitees shall be parked overnight on the Premises without the written permission of Lessor.

          5. Assignment. It is expressly understood and agreed by the Lessee that the Lessee's leasehold interest may not be assigned or sublet in whole or in part without in each case having first obtained the written consent of the Lessor. Such consent will not be unreasonably withheld.

          6. Access to Premises. It is expressly understood and agreed by the Lessee that the Lessor or their agents shall have free access at all reasonable hours to the Premises for the purpose of examining the same or exhibiting the same to prospective buyers or lessees (Lessor will use reasonable efforts to screen all prospective buyers or Lessees to determine that they are not competitors of Lessee and will give Lessee 24 hour notice before exhibiting the Premises) or for making repairs on the Premises which the Lessor may desire to make, or for accessing, servicing or installing utility equipment, transmission lines, or other infrastructure on the Premises, Lessor will make reasonably diligent efforts not to disturb Lessee's business during any Lessor's access. Lessor shall have the right to use any and all means that Lessor may deem necessary and proper to enter any portion of the Premises in an emergency, and such entry shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of the Lessee from the Premises.

          7. Alterations. Lessee shall not make any alterations, additions, or improvements including, but not limited to painting and signs, in or to the Premises without Lessor's prior written consent, which will not be unreasonably withheld. In particular, and not by way of limitation, Lessee agrees that: (a) Lessee will submit to Lessor all plans for signs to be erected, substituted, changed or modified on the Premises, including color, site, location,

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height, and lighting; (b) No temporary structure, tent, or trailer shall be constructed or permitted to remain on the Premises; (c) No apparatus of any kind may be added to the exterior of the building by Lessee; and (d) No locks may be changed on the Premises without Lessor's consent. Any alterations, additions, or improvements that the Lessee shall desire to make and which require the consent of the Lessor shall be presented to the Lessor in written form with scaled, detailed plans showing modifications of all electrical, heating, ventilating, air-conditioning, plumbing and other systems as well as modifications to walls, permanent partitions, doors and other structures, and the Lessee shall furnish as-built scaled plans upon the completion of the modifications. Lessee agrees that it shall be solely responsible for all costs and expenses incurred in connection with any alterations, additions, or improvements desired by Lessee, including, without limitation, the cost of any additional construction, modifications, or improvements mandated under federal, state, or local law as a result of Lessee's alterations, additions, or improvements.

          8. Landlord Not Liable. Lessor shall not be liable for any damages occasioned by failure to keep the Premises in repair, and shall not be liable for any damage done or occasioned by or from electrical current, plumbing, gas, water, steam, or sewage, or the bursting, leaking, running or failure of operation of any radiator, tank, water closet, wash stand, waste pipe, air conditioning, or any other apparatus, above, upon, or about the Premises or the Building, nor the damage occasioned by water, snow, or ice being upon any sidewalk or entrance way, or being upon or coming through the roof, sky light, trap door or any other opening in the Premises or the Building, nor from loss suffered by fire, regardless of origin, wind, rain, flood or other elements, nor from any damage arising from the action or negligence of Lessee or other occupants of the Building or of any owners or occupants of its adjacent or contiguous property. Lessee hereby releases, discharges, and agrees to indemnify Lessor of and from any and all claims, demands, and liability for any loss, damage, injury, or

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other casualty to property, whether it be that of either of the parties hereto or of third persons, whether they be third persons of Lessee or agents or employees of Lessee, caused by, arising from, or happening in connection with Lessee's use or occupancy of the Premises or Lessee's use of any equipment, facilities, or property in, on, or adjacent to the Premises or the Building. Not-withstanding anything else in this Paragraph 8, if any of the damages are caused by the gross negligence or willful misconduct of Lessor, its agents, employees, guests, or invitees, Lessor is liable and Lessee does not indemnify Lessor for claims related to such acts or omissions.

          9. Additional Areas. It is expressly understood and agreed by Lessee that if the Lessor shall furnish any automobile parking spaces, common areas, or any other facilities, equipment or appliances outside of and in addition to the Lessee's Premises, the same shall be deemed gratuitously furnished by the Lessor and that if any person shall use the same, such person does so at his or her own risk and upon the express understanding and stipulation that the Lessor shall not be liable for any loss of property through theft, casualty, or otherwise, or for any damage or injury whatsoever to person or property. Maintenance of such additional areas for normal wear and tear shall be the responsibility of Lessor, but Lessee agrees to be responsible for any additional damage caused by its agents, employees, guests or invitees.

          10. Additional Rent.

          10.1 Utilities. Whenever possible, all utility services to the leased premises, including, without limitation, gas, electricity, telecommunications, water, and sewer, shall be contracted directly in the name of the Lessee, and the Lessee shall be solely responsible for the direct payment of all utility fees and service charges for such utilities. If, for any reason, it is not possible for the Lessee to contract directly for any utility service, and the cost of such service is billed to the Lessor, the Lessee shall pay Lessor additional annual rent equal to the full amount of such utility fees and service charges paid by Lessor. Where such a utility

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service is metered by a common meter, the Lessor shall apportion the total cost among the tenants serviced by such meter, taking into account the area leased, type of business conducted, and any other factors deemed relevant by the Lessor. Such apportionment shall be made in the Lessor's sole, good faith judgment, and shall be final and binding upon Lessee.

          10.2 Operating Expenses. In addition, the Lessee shall pay Lessor additional annual rent equal to the cost of all operating expenses for the Building multiplied by 50% percent. Operating expenses shall be limited to: (a) taxes, assessments and governmental taxes, whether federal, state, county or municipal, which are levied on or charged against the Premises and any other taxes and assessments attributable to the Premises and its operation excluding, however, federal and state income taxes; (b) all insurance premiums paid by the Lessor attributable to the Premises; (c) all expenses incurred in connection with the maintenance, operation, and repair of the Building, associated equipment, adjacent walks, parking areas, and landscaped areas; (d) Building and cleaning supplies and materials; (e) the cost of all charges for cleaning, maintenance and service contracts, trash collection, snow removal, and other services with independent contractors; (f) the reasonable amortization of any capital improvements which are made or installed by Lessor after the commencement of this Lease for the purpose of saving labor or otherwise reducing applicable operating expenses; (g) all other costs and expenses reasonably necessary in the operation and maintenance of a first class Building; (h) the cost of all common area utility and service charges for the Premises, including, without limitation, gas, electricity, water, and sewer. Operating costs shall not include the cost of any work or service performed specially by the Lessor for any lessee at the cost of such lessee, damages caused by Lessor's gross negligence or willful misconduct, depreciation (except as provided in "f" above), or financing costs (including interest or principal amortization) paid by Lessor.

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          10.3 Payment of Additional Rent. Such additional rent shall be paid at monthly intervals in advance within fifteen days after receipt of statements of charges and/or estimated charges from Landlord. At the end of each calendar year, or, at Lessor's option, at any other more frequent interval, Lessor shall provide an accounting of the utility fees and service charges for the leased premises paid by Lessor, if any, total operating expenses for the Building, Lessee's share of operating expenses, and Lessee's payments toward such amounts during the year or interval. During the thirty-day period following such accounting, Lessor shall pay any excess to the Lessee if payments exceed expenses, and the Lessee shall pay additional rent to Lessor if expenses exceed payments.

          11. Personal Property Taxes. The Lessee shall pay and discharge all personal property taxes which are levied, assessed, imposed or charged upon its personal property and inventory or which arise out of or result from the activities carried on by the Lessee at or upon the leased Premises.

          12. Insurance. The Lessee shall, at its expense, acquire a general liability insurance policy effective as of the date of this Lease Agreement. Said policy shall be acquired from a company qualified and permitted to do business in the State of Colorado. Said policy shall be in the minimum total amounts of $1,000,000.00 combined single limits for bodily injury and property damage. Said policy shall be maintained in full force and effect during the entire lease term and shall contain a provision prohibiting cancellation thereof without at least ten (10) days' notice to the Lessor, who shall be a named insured. A copy of the Policy and Current Declaration of coverage shall be provided to the Lessor within ten (10) days after commencement of the lease and each renewal date.

          The Lessor shall maintain on the Building and other improvements (but not Lessee's personal property, fixtures, equipment, and tenant improvements) in which the Premises are located a policy of standard fire and extended coverage insurance to the extent of at least

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ninety percent (90%) of full replacement value. The insurance policy shall be issued in the names of Lessor and Lessor's lender, as their interest appear, and any proceeds shall be made payable to Lessor. The cost of such insurance shall be passed on to the Lessee as part of the operating expenses for the Building.

          The parties release each other, and their respective authorized representatives, from any claims for damages arising out of or incident to the perils insured against or under the insurance policies carried by the parties and in force at the time of such damage, whether due to the negligence of Lessor or Lessee or their agents, employees, or invitees. The parties shall, upon obtaining the policies of insurance required herein, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Agreement.

          13. Indemnification. The Lessee agrees to indemnify and hold the Lessor harmless from any claims, damages, liens, or judgments that may be filed, entered or asserted against it by virtue of the Lessee's use of the Premises or by virtue of any act of the Lessee, its agents, servants or employees.

          14. Condemnation. If all or a substantial part of the Premises is taken or condemned for a public or quasi-public use (or any transfer is made in lieu thereof), and the part thereof which remains is not suitable for the Lessee's business use, then this Lease shall, upon written notice from Lessee, terminate as of the date that title is taken by the condemnor. Lessor shall, after the taking of all or any portion of the Premises, provide the same amount of square feet of usable building space for Lessee's operations in the immediate vicinity of the Premises, and, in the event Lessor cannot do so, Lessee shall have the right to terminate this Lease, but shall not receive payment in any form of compensation. All compensation awarded upon any such condemnation or taking shall go to the Lessor except that the Lessee shall be

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entitled to that part of the total award, if any, specifically allocated to the value of the Lessee's fixtures so taken.

          15. Release of Liens. Lessee expressly covenants and agrees that it will, during the term hereof, promptly remove or release, by the posting of a bond or otherwise, as required or permitted by law, any lien attached to or upon the Premises or any portion thereof by reason of any act or omission on the part of the Lessee, and it hereby expressly agrees to save and hold harmless the Lessor from or against any such lien or claim of lien. In the event any such lien does attach, or any claim of lien is made against the Premises, which may be occasioned by any act or omission upon the part of the Lessee, and it is not thus removed or released within thirty (30) days after notice thereof, Lessor, in its sole discretion, (but nothing herein contained shall be construed as requiring it so to do) may pay and discharge the said lien and relieve the said demised Premises from any such lien, and the Lessee agrees to pay and reimburse Lessor upon demand for or on account of any expense which may be incurred by Lessor in connection with such lien of claim, including reasonable attorney's fees.

          16. Repair and Maintenance. The Lessor shall be responsible for all repair, maintenance, and replacements required to maintain and keep the Building in good condition and shall receive reimbursement of such costs as part of the operating expenses for the Building; provided, however, that the Lessee shall be wholly responsible for replacement of cracked or broken glass, replacement of all incandescent and fluorescent lights and maintenance of all light fixtures on the Premises and all damage to the Building resulting from acts or omissions of the Lessee, its agents, employees or invitees. The Lessee shall not be responsible for maintenance or repair resulting from acts or omissions of other tenants, their agents, employees, or invitees.

          17. Compliance With Laws and Regulation. The Lessee shall comply with all laws and regulations of governmental entities, agencies or authorities having jurisdiction over

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the Premises and the uses made therein. The Lessee shall not permit a nuisance to exist on the leased Premises.

          18. Payments to Lessor. Until notice to the contrary is given to the Lessee, all payments to be made to the Lessor hereunder shall be made by delivering the same at the address of the Lessor as set forth in Paragraph 19 hereof so that payment is received by the Lessor on or before the due date.

          19. Notice. Whenever notice is required to be given to a party hereunder, said notice shall be in writing and shall be given to the party entitled thereto by delivering a copy thereof to the party entitled thereto or by mailing a copy thereof to the party entitled thereto by registered or certified mail, return receipt requested. If such notice is given by delivering a copy to the person entitled thereto, said notice shall be complete and effective on the date of such delivery. If such notice is given by mailing a copy to the person entitled thereto, said notice shall be complete and effective on the date it is received by the following persons at the addresses indicated:

Lessor:           Flatiron Park Company
                  5540 Central Avenue
                  Boulder, Colorado 80301

Lessee:           V. P. of Finance
                  SpectraLink, Corporation
                  5755 Central Avenue, Suite 100
                  Boulder, Colorado 80301

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          20. Surrender of Premises. The Lessee shall, upon the termination of this lease, whether said termination occurs due to the expiration of the lease term or otherwise, surrender the Premises in as good a condition as when entered upon, subject only to ordinary wear and tear. Upon the surrender of the Premises, the Lessee shall, if it is not then in default hereunder, have the right to remove its inventory, furnishings, equipment and trade fixtures from the leased Premises provided that it repair all damage done to the leased Premises in accomplishing said removal so as to leave the Premises in the same condition as when entered upon, ordinary wear and tear excepted.

          21. This paragraph intentionally left blank.

          22. Premises Damages or Destroyed. In the event the Premises are damaged or rendered wholly or partially unusable by fire, flood, windstorm, explosion or any other casualty, then the rights and obligations of the parties shall be as follows:

          Lessor shall a) within ten days of the Casualty give Lessee a good faith estimate of the time to repair or replace the damaged Premises, b) and if reasonably possible complete the repair or replace said premises within 120 from date of the damage. In the event the repairs or replacements will not be or are not completed within 120 days, the Lessee may at its option terminate this lease, and all the Lessee's obligation for further rent payments shall cease as of the date of said termination. Rent shall not be abated unless more than 20 percent of the interior floor space in the Premises is rendered untenantable and the total repairs are not completed in 30 days, in which event there shall be an abatement of rent from the casualty date in proportion to the portion of the interior floor space rendered untenantable. In no event shall there be an abatement of rent if the damage is caused by any casualty on the Premises as a result of acts or omissions of the Lessee.

          The parties recognize that the Lessee on most occasions will be storing valuable materials and equipment within the Premises. In the event the Premises are so damaged by

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such casualty that Lessee's property would be endangered by exposure to the elements, and in the further event that Lessee desires to complete emergency repairs, the restoration of any alterations to the Premises occasioned by emergency repairs shall also be borne by the Lessee. Lessor shall have no obligation to make such emergency repairs nor any liability for damage directly or indirectly caused to Lessee's property by such casualty.

          23. Default and Abandonment. If the Lessee defaults in any of its obligations hereunder and fails to correct said default within ten days after written notice thereof from the Lessor, or, if such breach is not in payment of money, has not within said ten-day period of time commenced substantial efforts to cure said breach and thereafter continued its efforts to cure said breach with due diligence, or, if the Lessee abandons the Premises, which shall be conclusively deemed to occur if Lessee makes no use of the Premises for fifteen consecutive days during the term of this lease (except in the case of causality to this Premises or any other reason not within the control of Lessee, in which case Lessor has no such right), then the Lessor shall have the right to declare this agreement terminated and to re-enter and take immediate possession of the demised Premises, or, without in any way being obligated so to do, the Lessor may elect to retake possession of said Premises and rent the same for such rent and pursuant to such conditions as the Lessor believes best, making such changes and repairs as may be required, and giving credit for the amount of rent so received less all expenses for reletting, advertising, cleaning, removal or storage of Lessee's property, and repairs, and in such event, said Lessee shall be liable for the balance of the rent herein reserved until the expiration of the term of this lease.

          The Lessee shall pay unto the Lessor additional rent for late rent payments as to all rental payments not made on or before the fifth (5th) day of the month in which they are due, said additional rent to be five percent (5%) of the rent payment so delinquent for each month or fraction thereof that such payment is late; however the Lessor shall give Lessee 24 hours

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notice before imposing said late fee. The parties agree that this late charge is reasonable liquidated damages taking into account the time spent by Lessor, its agents and employees because of such late rent payments, processing and accounting charges, and late charges that may be imposed on Lessor under the trust deed covering the Premises.

          In the event of a default by the Lessee in the performance of any of its duties and obligations hereunder, the Lessee shall pay all costs incurred by the Lessor in the enforcement of the provisions of this lease (including this provision) as against said Lessee, said costs to include reasonable attorneys' fees whether or not litigation is commenced.

          24. Holding Over. If Lessee remains in possession of the Premises after the expiration of this lease and without the execution of a new lease, it shall be deemed to be occupying said Premises as Lessee from month to month at a rent equal to one and one half times the monthly rental being paid by it at the time of said expiration of lease.

          25. Bankruptcy. If at any time during the term hereof the Lessee shall file a voluntary petition in Bankruptcy, or if an involuntary petition in Bankruptcy shall be filed against Lessee if the same shall not be dismissed within sixty (60) days, or if the Lessee makes an assignment for the benefit of creditors, or if a receiver shall be appointed for Lessee, then the Lessor may, at its option, in any of such events, immediately take possession of the demised Premises and terminate this lease. Upon such termination, all installments of rent earned to the date of termination and unpaid shall at once become due and payable, and in addition thereto Lessor shall have all rights provided by the Bankruptcy Code relative to the proof of claims on an anticipatory breach on an executory contract.

          26. Rent Regulations. If the rent to be paid by the Lessee to the Lessor hereunder, whether pursuant to Paragraph 2 or Paragraph 24, is subject to regulation by law, then the rent to be so paid shall be the maximum rental permitted by said laws but in no event


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in excess of the rent provided for or determined in accordance with the applicable provisions of this Lease Agreement.

          27. Meaning of Words. Unless the context clearly indicates a contrary intention, all words used herein in one gender shall extend to and include the other gender; all words in the singular number shall extend to and include the plural; and all words used in the plural number shall extend to and include the singular.

          28. Remedies Not Exclusive. It is agreed that each and every one of the rights, remedies and benefits provided by this lease shall be cumulative, and shall not be exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

          29. Waiver. One or more waivers of any covenant or condition by the Lessor shall not be construed as a waiver of a further breach of the same.

          30. Lease Binding. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of the Lessor and Lessee and their respective heirs, personal representatives and successors, and except as otherwise provided in this lease, their assigns.

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          31. Rent Schedule.

April 1, 1998      through        March 31, 1999        $8,048.00 per month
April 1, 1999      through        March 31, 2000        $8,370.00 per month
April 1, 2000      through        March 31, 2001        $8,705.00 per month

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          32. Quiet Enjoyment. Subject to the terms and conditions of this lease, Lessor covenants that so long as the rental is current for the demised Premises and there is no default in any of the covenants to be performed by Lessee, the Lessee shall peaceably and quietly hold and enjoy the demised Premises for the entire term of this lease and any renewals thereof.

          33. Subordination. This lease is and shall be subordinate to any mortgage, deed of trust, or other security agreement now of record or recorded after the date of this lease affecting the Premises. Such subordination is effective without any further act of Lessee. Lessee shall from time to time on request from Lessor execute and deliver any documents that may be required by a lender to effectuate any subordination. If Lessee fails to execute and deliver such documents, Lessee irrevocably constitutes and appoints Lessor as Lessee's special attorney-in-fact to execute and deliver such documents on Lessee's behalf. Lessor will use reasonable effort to get a non-disturbance agreement from applicable lenders.

          34. Security Deposit. On execution of this lease, Lessee shall deposit with Lessor $8,048.00 to be held by Lessor without liability for interest, as a security deposit for the performance by Lessee of all its obligations under this lease. If Lessee is in default, Lessor can use the security deposit, or any portion of it, to cure the default or to compensate Lessor for all damage sustained by Lessor resulting from Lessee's default. Lessee shall, within fifteen (15) days of demand pay such amount to Lessor as is necessary to restore the security deposit to the amount set forth above. At the expiration or termination of this lease, Lessor shall return to Lessee that portion of the security deposit remaining after application of such amounts as are necessary to compensate Lessor for Lessee's defaults, if any.

          35. Additional Rent and Interest. Any monetary obligations of Lessee to Lessor under the terms of this lease shall be deemed to be rent. Any amount due to Lessor under any of the provisions of this lease shall bear interest from the date due at fifteen (15%) percent per annum, provided, however, that interest shall not be payable on late charges nor any amounts

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upon which late charges are paid. Payment of such interest shall not cure or excuse any default by Lessee.

          36. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

          37. Prohibition on Animals. Lessee, its employees, authorized representatives, and invitees shall not permit any access to or use of the Premises or any part of the Premises by any animals, whether domestic or agricultural. Any such use shall constitute a default under this lease, and Lessee shall be fully responsible for any damages caused thereby.

          38. Environmental Matters.

          38.1 Definitions.

          38.1.1 Hazardous Material. Hazardous Material means any substance:

                   (a) which is or becomes defined as a "hazardous material," "hazardous waste," "hazardous substance," "regulated substance," pollutant or contaminant under any federal, state or local statute, regulation, rule, order, or ordinance or amendments thereto; or

                   (b) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises or requires investigation or remediation under any federal, state or local statute, regulation, rule, order, or ordinance or amendments thereto.

         38.1.2 Environmental Requirements. Environmental Requirements means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorization, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities, of the United States, states and political subdivisions thereof and all applicable judicial,

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administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment.

         38.1.3 Environmental Damages. Environmental Damages means all claims, judgments, injuries, damages (including without limitation damages for diminution in the value of the Premises and adjoining property and for the loss of business from the Premises and adjoining property), losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence of "Hazardous Material" upon, about, beneath the Premises or migrating or threatening to migrate to or from the Premises or the existence of a violation of "Environmental Requirements" pertaining to the Premises.

         38.2 Obligation To Indemnify, Defend And Hold Harmless.

         38.2.1 Lessee, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless the following persons from and against any and all "Environmental Damages" arising from activities of Lessee or its employees, agents, or invitees which (a) result in the presence of "Hazardous Materials" upon, about or beneath the Premises or migrating to or from the Premises, or (b) result in the violation of any "Environmental Requirements" pertaining to the Premises and the activities thereon:

                   (i) Lessor;

                   (ii) any other person who acquires a portion of the Premises in any manner, including but not limited to through purchase, at a foreclosure sale or otherwise through the exercise of the rights and remedies of Lessor under this Agreement; and

                   (iii) the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of such persons.

         38.2.2 This obligation shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings (with counsel reasonably approved by the indemnified parties), and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons. Lessee, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Lessor.

         38.2.3 The obligations of Lessee in this section shall survive the expiration or termination of this Lease.

         38.3 Notification.

         38.3.1 If Lessee shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of "Environmental Requirements," or liability of Lessee for "Environmental Damages" in connection with the Premises or past or present activities of any person thereon, or that any representation set forth in this Agreement is not or is no longer accurate, then Lessee shall deliver to Lessor, within ten days of the receipt of such notice, or communication or correcting information by Lessee, a written description of such information or condition, together with copies of any documents evidencing same.

         38.4 Negative Covenants.

         38.4.1 No Hazardous Material on Premises. Except in strict compliance with all Environmental Requirements, Lessee shall not cause, permit or suffer any "Hazardous Material" to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Premises or any portion thereof by Lessee, its agents, employees, contractors, tenants or invitees, on any other person without prior written consent of Lessor.

         38.4.2 No Violations of Environmental Requirements. Lessee shall not cause, permit or suffer the existence or the commission by Lessee, its agents, employees, contractors, or invitees, or by any other person of a violation of any "Environmental Requirements" upon, about or beneath the Premises or any portion thereof.

         38.5 Right To Inspect.

         38.5.1 Lessor shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Premises at any reasonable time to determine whether Lessee is complying with the terms of this Agreement, including but not limited to the compliance of the Premises and the activities thereon with "Environmental Requirements" and the existence of "Environmental Damages." Lessee hereby grants to Lessor the right to enter the Premises and to perform such tests on the Premises as are reasonably necessary in the opinion of Lessor to conduct such reviews and investigations. Lessor shall use its best efforts to minimize interference with the business of Lessee but Lessor shall not be liable for any interference caused thereby.

         38.6 Right To Remediate.

         38.6.1 Should Lessee fail to perform or observe any of its obligations or agreements pertaining to "Hazardous Materials" or "Environmental Requirements," then Lessor shall have the right, but not the duty, without limitation upon any of the rights of Lessor pursuant to this Agreement, to enter the Premises personally or through its agents, consultants or contractors and perform the same. Lessee agrees to indemnify Lessor for the costs thereof and liabilities therefrom as set forth in Section 38.2.

         39. Monitoring Equipment. Should equipment for monitoring fire systems and/or security systems be deemed necessary by the Lessee or be required for the Premises by

Federal, State, or Local Governing Agencies because of Lessee's equipment, the nature of Lessee's business, or Lessee's modification of the Premises, Lessee shall be responsible for installation of such monitoring system, for any required building permits, and monthly monitoring fees. Should such monitoring systems be otherwise required by Federal, State, or Local Governing Agencies, Lessor shall be responsible for installation of such monitoring systems, but Lessee shall pay for monthly monitoring fees as additional rent.

         40. Force Majeure. In the event that Lessor shall be delayed or hindered in, or prevented from, the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, the inability to obtain building inspections, approvals, or permits, stop work orders, the inability to obtain a certificate of occupancy, failure of power or unavailability of utilities, riots, insurrection, war or other reason of like nature not the fault of Lessor or not within its control, the performance of such acts shall be excused for the period of delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay (including extension of both the commencement and termination dates of this Lease); provided, however, that if Lessee is not in any way responsible for the delay and does not have use or occupancy of the Premises during the period of delay, the rent payable hereunder shall be abated for such period of delay.

         41. Other. A. This lease agreement is expressly conditioned upon Lessor obtaining an agreement for modification of the existing Lease to reduce space occupied by SystemSoft Colorado Corporation to the first floor of the building, the terms and conditions of such modification agreement to be satisfactory to Lessor, in its sole discretion. In the event such modification agreement is not obtained, this lease shall be null and void.

         B. Lessee shall have a right of offer to the first floor space after SystemSoft Colorado Corporation's first right of offer, terms and conditions to be determined at such time Lessee's right are exercised. This right of offer must be exercised within 3 business days after notification by Lessor that the space is available, failure to do so shall result in forfeiture of all rights under this paragraph.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this date and year above written.

         LESSOR:          Flatiron Park Company


         BY:              /s/ RICHARD L. HEDGES
                          -----------------------------

         LESSEE:          SpectraLink, Corporation


         BY:              /s/ JAMES C. BROD
                          -----------------------------

         ITS:             VP Finance
                          -----------------------------

STATE OF COLORADO)
                                   )SS
COUNTY OF BOULDER)

The foregoing instrument was acknowledged before me by DICK HEDGES, of FLATIRON PARK CO., Lessor, on the 13th day of MARCH, 1998.

Witness my Hand and official Seal.

My commission expires:
                      ---------------------
Notary Public: /s/ CHARISSE J. KOLISH               CHARISSE J. KOLISH
               ------------------------                NOTARY PUBLIC
                                                     STATE OF COLORADO
                                             My Commission Expires Feb. 11, 2002

STATE OF COLORADO)
                                   )SS
COUNTY OF BOULDER)

The foregoing instrument was acknowledged before me by JIM C. BROD, of SPECTRALINK CORPORATION, Lessee, on the 3 day of MARCH, 1998.

Witness my Hand and official Seal.

My commission expires:
                      ---------------------

Notary Public: /s/ CHARISSE J. KOLISH               CHARISSE J. KOLISH
               ------------------------                NOTARY PUBLIC
                                                     STATE OF COLORADO
                                             My Commission Expires Feb. 11, 2002

Exhibit A has not been attached. Exhibit A depicts a sketch of the leased premises.

Exhibit B has not been attached. Exhibit B describes the declaration of protective covenants for the Flatirons Industrial Park filing number four.

                          AMENDMENT TO LEASE AGREEMENT
         (Addition of square feet and modification of terms and rents)

The purpose of this Amendment, dated January 8, 1999 is to add approximately 4,184 square feet and modify the terms of the Lease as noted, between Flatiron Park Company "LESSOR," and Spectralink, Corporation, "LESSEE," for The Premises (Exhibit "A") located at 5744 Central Avenue, Boulder, CO.

This Amendment modifies the term of the Lease Agreement, dated February 26, 1998 as referenced in Paragraph 2 and provides for the rent schedule Paragraph 31 and terms to be modified.

The Lessor hereby leases the Premises to the Lessee, and the Lessee hereby leases the Premises from the Lessor, for a term commencing at 12:01 A.M. on the 1st day of March, 1999 and ending at 11:59 P.M. on the 30th day of June, 2005 unless sooner terminated as herein set forth. The Lessee agrees to pay Lessor as rent for the premises according to the terms of the RENT SCHEDULE below:

March 1, 1999     through        February 29, 2000       $13,094.00 per month
March 1, 2000     through        February 28, 2001       $13,618.00 per month
March 1, 2001     through        February 28, 2002       $14,162.00 per month
March 1, 2002     through        February 28, 2003       $14,729.00 per month
March 1, 2003     through        February 29, 2004       $15,318.00 per month
March 1, 2004     through        February 28, 2005       $15,931.00 per month
March 1, 2005     through        June 30, 2005           $16,568.00 per month

Paragraph 10. Additional Rent. Operating multiplier shall be 78%.

Lessor shall construct a wall to separate the restroom facilities from the Lessee's space (the restroom facilities will become common to the building) and Lessor shall construct a wall at the rear stair well

                                                                 [ILLEGIBLE]
                                                                 -----------
                                                                   Initials


to demise the premises. Lessor shall also construct wall to fill in existing interior doors and windows on South wall of space in rear of building. The changes are noted on Exhibit C. Except as noted above Lessee shall take the premises "as is".

All other terms and conditions of the original Lease, all Amendments and all other written agreements are to remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this date and year above written.

          LESSOR:         Flatiron Park Company

          BY:             /s/ RICHARD L. HEDGES
                          ----------------------------

          LESSEE:         SpectraLink Corporation

          BY:             /s/ WILLIAM R. MANSFIELD
                          ----------------------------

          ITS:            CFO
                          ----------------------------

STATE OF COLORADO)
                                     ) SS
COUNTY OF BOULDER)

The foregoing instrument was acknowledged before me by RICHARD L. HEDGES, of FLATIRON PARK CO., Lessor, on the 13 day of JANUARY, 1999.

Witness my Hand and official Seal.

My commission expires:  FEB. 11, 2002
                      --------------------

Notary Public: /s/ CHARISSE J. KOLISH                CHARISSE J. KOLISH
              ----------------------------             NOTARY PUBLIC
                                                     STATE OF COLORADO
                                             My Commission Expires Feb. 11, 2002

STATE OF COLORADO)
                                     ) SS
COUNTY OF BOULDER)

The foregoing instrument was acknowledged before me by William R. Mansfield, of SpectraLink Corp., Lessee, on the 13 day of January, 1999.

Witness my Hand and official Seal.




My commission expires: My Commission Expires: 1/23/02

Notary Public: /s/ JAMES C. BROD                        JAMES C. BROD
              ----------------------------              NOTARY PUBLIC
                                                        STATE OF COLORADO

Exhibit A has not been attached. Exhibit A depicts a sketch of the leased premises.